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                                                                    EXHIBIT 99.3

 [X]  Please mark
      your vote as
      this                    ZIONS BANCORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR SPECIAL MEETING OF SHAREHOLDERS--MARCH 22, 2000

                  The undersigned shareholder of Zions Bancorporation, a Utah corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and proxy statement/prospectus, dated February 16, 2000, and the undersigned revokes all other proxies and appoints Harris H. Simmons and Dale M. Gibbons, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Shareholders at 8:30 a.m., local time, March 22, 2000 and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of the Company's Common Stock covered by this proxy which the undersigned would be entitled to vote.

1. Proposal 1. To adopt the Agreement and Plan of Merger, dated as of June 6, 1999, by and between the Company and First Security Corporation.
         [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                        Dated:
                                              -------------------------------
                                  Signature(s)
                                              -------------------------------


                                              NOTE:  Please sign exactly as your
                                              name appears hereon. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If shares are held
                                              jointly, each holder should sign.